As filed with the Securities and Exchange Commission on March 13, 2014
Registration No. 333-137317

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LIFEWAY FOODS, INC.
(Exact name of registrant as specified in its charter)

Illinois	2020	36-3442829
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6431 West Oakton
Morton Grove, IL 60053
(847) 967-1010
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

JULIE SMOLYANSKY
Chief Executive Officer and President
Lifeway Foods, Inc.
6431 West Oakton
Morton Grove, IL 60053
(847) 967-1010
(Name, address, including zip code and telephone number,
including area code, of agent for service)

With a copy to:

TIMOTHY R. LAVENDER
Kelley Drye & Warren LLP
333 West Wacker Drive, 26th Floor
Chicago, IL 60606
(312) 857-7070

Approximate date of commencement of proposed sale to the public:  Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.   ☐

DEREGISTRATION OF SECURITIES

Lifeway Foods, Inc. (the “Registrant”) is filing this post-effective amendment to deregister securities registered for sale on Registration Statement on Form S-3, No. 333-137317 (the “Registration Statement”).  The Registration Statement registered the sale by certain selling stockholders of 202,650 shares of common stock of the Registrant.  All securities which remain unsold under the Registration Statement are hereby deregistered.  As a result of this deregistration, no securities remain registered for sale pursuant to the Registration Statement.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 for the sale of securities and authorized this amendment to the Form S-3 registration statement to be signed on its behalf by the undersigned, in the City of Chicago, State of Illinois, on the  11th day of March, 2014.

LIFEWAY FOODS, INC.

By:	/s/ Julie Smolyansky
Julie Smolyansky
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Ludmilla Smolyansky	Director and Chairman of the Board of Directors	March 11, 2014
Ludmilla Smolyansky
/s/ Julie Smolyansky	Chief Executive Officer, President and Director	March 11, 2014
Julie Smolyansky	(Principal Executive Officer)
/s/ Edward Smolyansky	Chief Financial and Accounting Officer, Treasurer,	March 11, 2014
Edward Smolyansky	Chief Operating Officer and Secretary (Principal Financial and Accounting Officer)
/s/ Pol Sikar	Director	March 11, 2014
Pol Sikar
/s/ Renzo Bernardi	Director	March 11, 2014
Renzo Bernardi
*	Director	March __, 2014
Gustav Carlos Valle
*	Director	March __, 2014
Paul Lee
*	Director	March __, 2014
Jason Scher